UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 17, 2009 (February 14, 2009)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31257	33-0986820
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement.

On February 17, 2009, Parent, Purchaser and the Company entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”), which amended certain time periods in relation to communications regarding an Acquisition Proposal (as defined in the Merger Agreement) and any Notice of Adverse Recommendation (as defined in the Merger Agreement), and modified the definition of Superior Proposal.  A copy of Amendment No. 1 is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 8.01.  Other Events.

On February 14, 2009, the parties to In re Advanced Medical Optics, Inc. Shareholder Litigation, Case No. 30-2009-00236910 (the “Consolidated Action”) executed a Memorandum of Understanding (the “Memorandum”) reflecting their agreement to settle the class claims asserted in the Consolidated Action subject to approval of the California Superior Court.

The Memorandum calls for, among other things, (i) the Company to provide supplemental disclosures in an amendment to its Solicitation/Recommendation Statement on Schedule 14d-9, (ii) the Company and Parent to modify the Merger Agreement to reflect the changes described in Item 1.01 above, and (iii) the parties to present to the California Superior Court a Stipulation of Settlement and any other necessary documents to obtain the prompt approval by the Court of the Settlement and the dismissal with prejudice of the Consolidated Action. The Stipulation of Settlement will include a release of all claims against all defendants held by the plaintiffs and class members. Pursuant to the terms of the Memorandum of Understanding, plaintiffs’ attorneys intend to apply for an award of fees not to exceed $1.31 million, and defendants have agreed not to oppose a request for such fees not exceeding such amount.  The settlement is contingent upon, among other things, consummation of the Offer at the $22.00 per Share price and approval by the California Superior Court. A copy of the Memorandum is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Merger Agreement, dated as of February 17, 2009, by and among the Company, Parent and Purchaser
99.1	Memorandum of Understanding, dated as of February 14, 2009, in relation to In re Advanced Medical Optics, Inc. Shareholder Litigation, Case No. 30-2009-00236910.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Medical Optics, Inc.

	By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Executive Vice President, Administration and Secretary

Date: February 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Merger Agreement, dated as of February 17, 2009, by and among the Company, Parent and Purchaser
99.1	Memorandum of Understanding, dated as of February 14, 2009, in relation to In re Advanced Medical Optics, Inc. Shareholder Litigation, Case No. 30-2009-00236910.